UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2005

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas
Trust & Securities Services — GDS
60 Wall Street
27th Floor
New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(615) 835-2749

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers

(b)  Mesabi Trust (the “Trust”) received a letter dated November 15, 2005 from Ira A. Marshall, Jr., advising the Mesabi Trustees that he is resigning from his position as Trustee.  Mr. Marshall cited general health concerns as the basis for his decision to resign.  Mr. Marshall’s resignation will be effective as of the date his successor is appointed by a majority in interest of the Trust Certificate holders at a special meeting called for such purpose.

Item 8.01           Other Items

In accordance with the terms of the Mesabi Trust Agreement, the Trust will call a special meeting of Trust Certificate holders for the purpose of voting to approve a successor trustee and such other matters as the Trustees shall determine.  All Trust Certificate holders of record as of the record date to be determined for the special meeting will be sent a copy of Mr. Marshall’s notice of resignation, a notice of special meeting and proxy materials detailing the matters to be voted on at the special meeting as well as the time and location of the meeting.

The Mesabi Trustees also announced that they have nominated James A. Ehrenberg to stand for appointment by Trust Certificate holders to serve as successor Trustee to Mr. Marshall.  Mr. Ehrenberg was recommended for nomination by the Trustees and his nomination was approved by the Trustees pursuant to a unanimous written consent, signed by the Trustees and effective November 15, 2005.

Effective November 15, 2005, Mr. Marshall also resigned from serving as Trustee of the Mesabi Land Trust of which Mesabi Trust is the sole certificate holder.  Pursuant to their authority under the Mesabi Land Trust Agreement, the Mesabi Trustees have appointed Mr. Ehrenberg to succeed Mr. Marshall as Trustee of the Mesabi Land Trust effective November 15, 2005.

Item 9.01           Financial Statements and Exhibits

(d)               Exhibits

99.1.                                    Press Release dated November 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESABI TRUST
(Registrant)

	By:	DEUTSCHE BANK TRUST COMPANY AMERICAS
Corporate Trustee
Principal Administrative Officer and duly authorized signatory:*

Date: November 17, 2005	By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Assistant Vice President

* There are no principal executive officers or principal financial officers of the registrant.